SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                  December 4, 2001

AXONYX INC.

(Exact name of registrant as specified in its charter)

NEVADA

000-25571

86-0883978

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

825 THIRD AVENUE, 40TH FLOOR, NEW YORK, NEW YORK

10022

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                                            (212) 688-4770

(Former name or former address, if changed since last report.)

Item 5.                                                           Other Events.

                                                On December 6, 2001, Axonyx Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference.

Item 7.                                                           Exhibits.

Exhibit 10.1	Form of Common Stock and Warrant Purchase Agreement

Exhibit 10.2	Form of Common Stock Purchase Warrant

Exhibit 99.1	Press Release, dated December 6, 2001, entitled “Axonyx Announces $6.4 Million Private Placement of Common Stock and Warrants.”

SIGNATURES

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONYX INC.

By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D.
President & Chief Executive Officer

DATED:  December 12, 2001.